                                                                    Exhibit 10.1


           FIRST CONSOLIDATED AMENDMENT TO LOAN AND SECURITY AGREEMENT

         THIS FIRST CONSOLIDATED AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into this 29th day of August, 1997, by and between CAPITAL FACTORS, INC., a Florida corporation (hereinafter referred to as "Borrower") with its chief executive office and principal place of business at 120 East Palmetto Park Road, 5th Floor, Boca Raton, Florida 33432, and FLEET CAPITAL CORPORATION, a Rhode Island corporation (hereinafter referred to as "Fleet"), successor-by-merger to Fleet Capital Corporation, a Connecticut corporation ("Old Fleet") with an office at 300 Galleria Parkway, N.W., Suite 800, Atlanta, Georgia 30339.

                                    RECITALS:
                                    ---------

         Old Fleet and Borrower entered into a certain Loan and Security Agreement dated as of March 4, 1996 (the "Loan Agreement"), pursuant to which Old Fleet made certain revolving credit loans to Borrower.

         Effective May 1, 1996, Old Fleet merged into Fleet Credit Corporation, a Rhode Island corporation ("Fleet Credit"), with Fleet Credit being the surviving corporation and having changed its name to "Fleet Capital Corporation."

         Fleet and Borrower have amended the Loan Agreement pursuant to a certain First Amendment to Loan and Security Agreement dated July 15, 1996, between Borrower and Fleet (the "Prior Amendment").

         The parties desire to further amend the Loan Agreement as hereinafter set forth, with the amendments provided for herein to supersede and replace the Prior Amendment in its entirety.

         NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. DEFINITIONS. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.


         2. AMENDMENT TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

                  (a) By deleting the address for Borrower in the fourth and fifth lines of the initial paragraph on page 1 thereof and by substituting therefor "120 East Palmetto Park Road, 5th Floor, Boca Raton Florida 33432," which, as of May 12, 1997, shall be the chief executive office and principal place of business.

                  (b) By deleting the phrase "in effect for such day" in the third line of Section 2.1.1 thereof.

                  (c) By deleting Section 2.6 thereof in its entirety and by substituting therefor the following:

                           2.6. AUDIT AND APPRAISAL FEES. Borrower shall
                  reimburse Lender for all reasonable costs and expenses incurred by Lender in connection with audits and appraisals of Borrower's books and records, the Transaction Documents and such other matters as Lender shall deem reasonable and appropriate.

                  (d) By adding the following to the end of Section 3.1.1:

                  Unless Lender, in the exercise of its sole and absolute discretion, shall otherwise agree, Lender shall not be obligated to fund Revolver Loans more than once per calendar month, to the extent such funding would be based upon the amount of Qualified Borrower Advances owing to Borrower by a Designated Obligor whose Borrower Advances were not previously included in the Borrowing Base and such funding would occur subsequent to Lender's receipt during the then current calendar month of SCHEDULE 1 to the Securitization Agreement then in Trustee's possession pursuant to the terms of the Intercreditor Agreement.

                  (e) By deleting clause (i) of Section 8.1.12 thereof and by substituting therefor the following:

                  (i) For Borrower's operations relating to Healthcare Advances on or before July 31, 1996

                  (f) By deleting Section 8.2.17 thereof in its entirety and by substituting therefor the following:

                           8.2.17. SALE OF PARTICIPATIONS. Sell or transfer a
                  participation in any Borrower Advance or the Transaction Documents relating thereto, except to the extent that each of the following conditions has been fully satisfied: (i) no Default or Event of Default exists at the time of or would result from the conveyance, assignment, transfer or sale of a participation in such Borrower Advance; (ii) Borrower gives Lender at least 5 days prior written notice of Borrower's intent to convey, assign, transfer or sell a participation in any Borrower Advance (in which notice Borrower shall specify the identity of the proposed participant and terms of the participation); (iii) no Out-of-Formula Condition exists at the time or would result from such sale or transfer of a participation in a Borrower Advance unless such Out-of-Formula Condition is eliminated at the time of such sale or transfer by payment to Lender, in immediately available funds, of the purchase price that Borrower receives from the purchaser of such participation, and (iv) the participation or other interest sold or transferred in any Borrower Advance does not provide for payment thereof on a preferred or priority basis or provide for a priority right to the distribution of proceeds of collateral or other security for the Borrower Advance, but, rather, is to be paid on a pro rata basis in relation to Borrower's interest in the Borrower Advance.

                  (g) By deleting the notice addresses for Borrower set forth in
         Section 11.8 thereof in their entirety and by substituting therefor the following:

                  If to Borrower:   Capital Factors, Inc.
                                    120 East Palmetto Park Road
                                    5th Floor
                                    Boca Raton, Florida  33432
                                    ATTENTION: President
                                    Facsimile No.: (561) 368-6687

                  With a copy to:   Capital Factors, Inc.
                                    120 East Palmetto Park Road
                                    5th Floor
                                    Boca Raton, Florida  33432
                                    ATTENTION: Michael G. Levine,
                                    Vice President and
                                    Corporate Counsel
                                    Facsimile No.: (561) 347-9916

                  (h) By adding the following new definitions to APPENDIX A thereto in proper alphabetical sequence:

                  BOARD OF GOVERNORS - the Board of Governors of the Federal Reserve Board.

                  DESIGNATION SCHEDULE - a Designated Obligor Designation
         Schedule in the form of EXHIBIT E hereto, which shall be completed by Borrower and submitted to Lender with respect to each Obligor (i) that Borrower requests Lender to consider as a Designated Obligor and (ii) whose Borrower Advances Borrower requests Lender to consider as Qualified Borrower Advances.

                  FLEET BANK POSTED LIBOR RATE - for any day of the week, the rate of interest determined by Bank to be the average (rounded upward to the nearest 1/16th of 1%) of the rates at which deposits in immediately available Dollars are being offered or quoted by major banks selected by Bank in the London interbank market for a 30-day term at any time during the Business Day that is the second Business Day immediately preceding such day of the week; and, if no such offers or quotes are generally available, a rate determined by Bank in its reasonable judgment that would be applicable if such offers or quotes were generally available.

                  REGULATION D - Regulation D of the Board of Governors.

                  STATUTORY RESERVES - on any date, the percentage (expressed as a decimal) established by the Board of Governors which is the then stated maximum rate for all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect to Eurocurrency Liabilities (or any successor category of liabilities under Regulation D). Such reserve percentage shall include, without limitation, those imposed pursuant to said Regulation D. The Statutory Reserve shall be adjusted automatically on and as of the effective date of any change in such percentage.

         (i) By deleting the definition of "Availability Reserve" in APPENDIX A thereto and by substituting therefor the following:

                  AVAILABILITY RESERVE - on any date of determination thereof, an amount equal to the sum of: (i) any amounts which Borrower is obligated to pay pursuant to the provisions of the Loan Documents but does not pay when due and which Lender elects to pay pursuant to any of the Loan Documents for the account of Borrower; (ii) if Lender in its sole and absolute discretion so elects, an amount equal to $4,000,000;
         (iii) for so long as any Event of Default exists, such additional reserves as Lender in its sole and absolute discretion may elect to impose from time to time, without waiving any such Event of Default or Lender's entitlement to accelerate the maturity of the Obligations as a consequence thereof; and (iv) all amounts of past due rent or other charges owing by Borrower to any landlord of any premises leased and occupied by Borrower.

                  (j) By deleting the definition of "Borrowing Base" in APPENDIX A thereto and by substituting therefor the following:

                  BORROWING BASE - on any date of determination thereof, an amount equal to the lesser of:

                           (i) $50,000,000; or

                           (ii) an amount equal to:

                                    (a) 90% of the Net Amount of Qualified
                           Borrower Advances outstanding at such date;

                                      MINUS

                                    (b)  the Availability Reserve.

                  (k) By deleting the definition of "Designated Obligor" in APPENDIX A thereto and by substituting therefor the following:

                  DESIGNATED OBLIGOR - each Obligor identified on EXHIBIT C to the Agreement, as the same may be amended, modified or supplemented from time to time, or any Obligor hereafter indicated as a Designated Obligor pursuant to a Designation Schedule or other written agreement between Borrower and Lender.

                  (l) By deleting the definition of "LIBOR Rate" in APPENDIX A thereto and by substituting therefor the following:

                  LIBOR RATE - an interest rate per annum equal to the quotient of (a) the Fleet Bank Posted LIBOR Rate in effect for such date divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves.

                  (m) By deleting the word "subordinated" in the second line of the definition of "Liquidity" in APPENDIX A thereto and by substituting therefor the word "substituted."

                  (n) By deleting the definition of "Qualified Borrower Advances" in APPENDIX A thereto and by substituting therefor the following:

                  QUALIFIED BORROWER ADVANCE - a Borrower Advance made in the ordinary course of Borrower's business which is payable in Dollars and which Lender, in its customary credit judgment, deems to be a Qualified Borrower Advance. Without limiting the generality of the foregoing, no

         Borrower Advance shall be a Qualified Borrower Advance if and to the extent that: (i) Borrower is not the legal and beneficial owner of the Borrower Advance; (ii) if Lender so elects, in the exercise of its sole discretion, the aggregate outstanding balance of Borrower Advances to a Designated Obligor exceeds $5,000,000 or such greater amount as Lender, in its sole discretion, may establish, to the extent of such excess;
         (iii) the amount thereof is not based upon a Designated Obligor Borrowing Base; (iv) a Designated Obligor Overadvance exists, but such Borrower Advance shall be ineligible only to the extent of such Designated Obligor Overadvance; (v) to the extent that a part of the amount of the Borrower Advance is based upon the amount or Value of the eligible Accounts and the eligible Inventory of a Designated Obligor, the amount of the Borrower Advance based upon the Value of such Designated Obligor's eligible Inventory exceeds the amount of the Borrower Advance based upon such Designated Obligor's eligible Accounts, to the extent of such excess; (vi) the amount of the Borrower Advance to a Designated Obligor based upon the Value of such Designated Obligor's Inventory exceeds 40% of the Value of such Inventory, to the extent of such excess; (vii) if the Borrower Advance is a Healthcare Advance, the amount of the Borrower Advance owing by a Designated Obligor exceeds an amount equal to the sum of all collections of Accounts of such Designated Obligor applied in payment of such Borrower Advance during the immediately preceding 3 calendar months; (viii) it arises out of an extension of credit by Borrower to a Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; (ix) the Designated Obligor is also Borrower's creditor or the Designated Obligor has disputed liability with respect to any Borrower Advance or has made any claim with respect to any Borrower Advance due from such Designated Obligor to Borrower, or the Borrower Advance otherwise is or may become subject to any right of setoff, counterclaim or reserve; (x) all or any part of the Borrower Advance has been or will be written off by Borrower as a loss or designated as a "non-accrual" or "non-earning" asset; (xi) an Insolvency Proceeding has been commenced by or against the Designated Obligor or the Designated Obligor has suspended business or has ceased to be Solvent;
         (xii) it arises from an extension of credit to a Designated Obligor with its principal office, assets or place of business outside the United States, unless the extension of credit is backed by an irrevocable letter of credit issued or confirmed by a bank to Lender and is in form and substance acceptable to Lender, payable in the full amount of the Borrower Advance in freely convertible Dollars at a place of payment within the United States; (xiii) the Designated Obligor is located in New Jersey, Minnesota or any other state imposing similar conditions on the right of a creditor to collect accounts receivable unless such Designated Obligor has either qualified to do business in such state as a foreign corporation or filed a Notice of Business Activities Report or other required report with the appropriate officials in those states for the then current year; (xiv) the Designated Obligor is located in a state in which

         Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless Borrower has qualified as a foreign corporation authorized to transact business in such state or has filed all required reports; (xv) the Borrower Advance is subject to a Lien other than a Lien in favor of Borrower; (xvi) the Designated Obligor is not a duly organized and validly existing corporation, general partnership, limited partnership or limited liability company; (xvii) the Designated Obligor is not in good standing under the laws of the jurisdiction of its creation or is not authorized to do business and in good standing as a foreign corporation in all other states and jurisdictions where the character of such Designated Obligor's properties or the nature of such Designated Obligor's activities make such qualification necessary; (xviii) the Designated Obligor is not a party to a legal, valid and binding Transaction Document that provides that it is binding upon and inures to the benefit of the successors and assigns of the parties thereto; (xix) Borrower has accelerated the maturity or demanded payment of, or otherwise commenced the exercise of its remedies with respect to, the Borrower Advance; (xx) if the Borrower Advance is a Healthcare Advance, the Payment Rights relating to such Healthcare Advance is payable by an individual and is not insured by a private contract of insurance or Medicare or Medicaid; or
         (xxi) the Borrower Advance is not made under or memorialized by Transaction Documents containing terms similar in all material respects to the Transaction Documents provided by Borrower to Lender and approved by Lender prior to the Closing Date; or (xxii) any covenant, representation or warranty contained in the Agreement with respect to the Borrower Advance has been breached.

                  (o) By deleting the word "Code" in the fourth line of the definition of "Senior Security Interest" in APPENDIX A thereto and by substituting therefor the phrase "Applicable Law."

                  (p) By adding to SCHEDULE 7.1.1 thereto, as a jurisdiction in which Borrower is qualified to do business, a reference to "Georgia."

                  (q) By deleting the reference to "1799 West Oakland Park Boulevard, Fort Lauderdale, Florida 33311" under the heading "Chief Executive Office" in paragraph 1 and under the heading "Borrower maintains its books and records relating to Accounts and General Intangibles" in paragraph 2 of SCHEDULE 7.1.6 thereto and by substituting therefor a reference to "120 East Palmetto Park Road, 5th Floor, Boca Raton, Florida 33432."

                  (r) By adding as an additional location under the "Other Locations" heading in paragraph 1 of SCHEDULE 7.1.6 thereto "the Atlanta Office located at 2849 Paces Ferry Road, Suite 100, Atlanta, Georgia 30339."

                  (s) By adding the following information under the heading "Operating Leases" on SCHEDULE 7.1.20 thereto:

         Lease of office space located at 2849 Paces Ferry Road, Suite 100, Atlanta, Georgia 30339

                  (t) By adding the following to SCHEDULE 8.2.5 thereof:

         Security interest in office furniture and fixtures granted in connection with the lease of office space at 2849 Paces Ferry Road, Suite 100, Atlanta, Georgia 30339.

                  (u) All references to Borrower's chief executive office and principal place of business in the Loan Agreement and in the other Loan Documents not specifically amended hereby shall be deemed to be: 120 East Palmetto Park Road, 5th Floor, Boca Raton, Florida 33432.

                  (v) By deleting EXHIBIT C thereto and by substituting therefor EXHIBIT C to this Amendment.

                  (w) By adding EXHIBIT E to this Amendment as EXHIBIT E to the Loan Agreement.

         3. RATIFICATION AND REAFFIRMATION. Borrower hereby ratifies and reaffirms each of the Loan Documents and all of Borrower's covenants, duties and liabilities thereunder.

         4. ACKNOWLEDGMENTS AND STIPULATIONS. Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by Borrower are legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof; and the Liens granted by Borrower in the Collateral in favor of Fleet are duly perfected, first priority Liens.

         5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Fleet, to induce Fleet to enter into this Amendment, that, after giving effect to the amendments set forth in Section 2 hereof, no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower; and all of the representations and warranties made by Borrower in the Loan Agreement are true and correct on and as of the date hereof.

         6. EFFECTIVENESS; GOVERNING LAW. This Amendment shall be effective upon acceptance by Fleet in Atlanta, Georgia, whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

         7. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         8. NO NOVATION, ETC.. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement, any of the Other Agreements or any of the Security Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

         9. COUNTERPARTS; TELECOPIED SIGNATURES. This Amendment may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         10. FURTHER ASSURANCES. Borrower agrees to take such further actions as Fleet shall reasonably request from time to time in connection herewith to evidence the amendments set forth herein to the Loan Agreement.

         11. SECTION TITLES. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

         12. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal in Atlanta, Georgia, and delivered by their respective duly authorized officers on the date first written above.

                                                CAPITAL FACTORS, INC.

                                                ("Borrower")

                                                By:
                                                    ---------------------------
                                                    DONALD WISDOM,
                                                    Senior Vice President

         Accepted and agreed to in Atlanta, Georgia, this _____ day of ____________, 1997.



                                                FLEET CAPITAL CORPORATION
                                                ("Fleet")


                                                By:
                                                    ---------------------------

                                                Title:
                                                      -------------------------

                            CONSENT AND REAFFIRMATION

         The undersigned guarantor of the Obligations of Borrower at any time owing to Fleet hereby: (i) acknowledges receipt of a copy of the foregoing First Consolidated Amendment to Loan and Security Agreement; (ii) consents to Borrower's execution and delivery thereof; (iii) agrees to be bound thereby; and
(iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the Obligations and reaffirms that such guaranty is and shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of such First Consolidated Amendment to Loan and Security Agreement.

                                                  CAPITAL FACTORS HOLDING, INC.

                                                  By:
                                                     --------------------------
                                                      JOHN W. KIEFER, President

                              CAPITAL FACTORS, INC.
                        ASSISTANT SECRETARY'S CERTIFICATE
                                       OF
                         BOARD OF DIRECTORS RESOLUTIONS

         I, Michael G. Levine, DO HEREBY CERTIFY, that I am the Assistant Secretary of Capital Factors, Inc. (the "Corporation"), a corporation duly organized and existing under and by virtue of the laws of the State of Florida and am keeper of the records and seal thereof; that the following is a true, correct and compared copy of the resolutions duly adopted by the unanimous consent of all members of the Board of Directors of said Corporation effective as of August 29, 1997; and that said resolutions are still in full force and effect:

         RESOLVED, that the Chairman of the Board, President, any Vice President, or any other officer or board member of this Corporation (or the designee of any of them), each be, and each hereby is, authorized and empowered (either alone or in conjunction with any one or more of the other officers of the Corporation) to take, from time to time, all or any part of the following actions on or in behalf of the Corporation: (i) to make, execute and deliver to Fleet Capital Corporation ("Lender") (1) a First Consolidated Amendment to Loan and Security Agreement (the "Amendment") providing for the amendment of certain terms of that certain Loan and Security Agreement dated as of March 4, 1996, between the Corporation and Lender, as amended (the "Loan Agreement"), and (2) all other agreements, documents and instruments contemplated by or referred to in the Amendment or executed by the Corporation in connection therewith; said Amendment to be substantially in the form presented by Lender with such additional, modified or revised terms as may be acceptable to any officer or director of the Corporation, as conclusively evidenced by his or her execution thereof; and (ii) to carry out, modify, amend or terminate any arrangements or agreements at any time existing between the Corporation and Lender.

         RESOLVED, that any arrangements, agreements, security agreements, or other instruments or documents referred to or executed pursuant to the Amendment by John W. Kiefer, any other officer or director of the Corporation, or by an employee of the Corporation acting pursuant to delegation of authority, may be attested by such person and may contain such terms and provisions as such person shall, in his or her sole discretion, determine.

         RESOLVED, that the Loan Agreement and each amendment to the Loan Agreement heretofore executed by any officer or director of the Corporation and any actions taken under the Loan Agreement as thereby amended are hereby ratified and approved.

         I DO FURTHER CERTIFY that John W. Kiefer is the President of the Corporation, Donald Wisdom is the Senior Vice President of Corporation and Michael G. Levine is the Assistant Secretary of the Corporation and each is duly elected, qualified and acting as such, respectively.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Seal of the Corporation, this 29th day of August, 1997.




                                               ------------------------------
                                               MICHAEL G. LEVINE,
                                               Assistant Secretary

                                               [CORPORATE SEAL]

         I, John W. Kiefer, President of said Corporation, do hereby certify that the foregoing is a correct copy of the resolutions passed by the Board of Directors of the Corporation and that Michael G. Levine is Assistant Secretary of the Corporation and is duly authorized to attest to the passage of said resolutions.





                                               ------------------------------
                                               JOHN W. KIEFER, President

                                    EXHIBIT C

                               DESIGNATED OBLIGORS

            DESIGNATED OBLIGOR                               CLIENT NUMBER
            ------------------                               -------------

 1.         Title Loans of America                                2800
 2.         21st Capital Corp.                                    3001
 3.         ConAm Corp.                                           3154
 4.         Duo-Cal Industries, Inc.                              3196
 5.         Performance Funding Corporation                       3767
 6.         Third Party Enterprises, Inc.                         3871
 7.         Vanguard Studios, Inc., a subsidiary                  3891
                     of Henlor, Inc.
 8.         Healthcare Associates                                 9025
 9.         Hillcrest Care Center, Inc. d/b/a                     9030
                     Hillcrest Nursing Home
 10.        BTNH, Inc. d/b/a/ Delaware Heights                    9031
                     Health Care Center
 11.        Consolidated Rehabilitation                           9145
                     Services, Inc.
 12.        Home Care Medical Services, Inc.                      9380
 13.        Newhall Community Hospital, Inc.                      9415
 14.        Newhall Urgent Care, Inc.                             9417
 15.        Laing International Corporation                       9450
 16.        Center for Special Immunology, Inc./               9101/9120
                     C.S.I. Miami, Inc.
 17.        CSI Clinical Laboratories, Inc.                    9102/9114
 18.        CSI of Illinois, Inc.                              9103/9115
 19.        CSICA Corporation                                  9104/9116
 20.        CSI Therapeutics, Inc.                             9109/9117
 21.        CSI Therapeutics Managed Care                      9101-9118
 22.        CSI Miami, Inc.                                       9121

                               EXHIBIT C CONTINUED

                               DESIGNATED OBLIGORS


           DESIGNATED OBLIGOR                                CLIENT NUMBER
           ------------------                                -------------

23.        CSI Kansas, Inc.                                    9112/9119
24.        PTS Rehab, Inc.                                     9146/9147
25.        Midpoint Service Provider, Inc.                       9550
26.        R.H. Keller, M.D., P.A. d/b/a                         9600
                   Biodoron
27.        TMG Health Services, Inc.                              9419
28.        JJED Care Industries                                   9430
29.        Hospital Staffing Services, Inc.                  9650/9651/9652
30.        One Call Medical, LLC                                  9580
31.        Valcour Medical                                        9680
32.        Visiting Nurse Association of Florida             9700/9701/9702
33.        Sun Capital, Inc.                                      7680
34.        Williams Rehabilitation Corporation                    9800
35.        Capital Credit, Inc.                                   3129
36.        Action Tool, Inc.                                      5040
37.        Central Valley General Hospital                      9075/9076
38.        Girling Healthcare, Inc.                           9350/9351/9352
39.        Aexcel Short-term                                       3018
                    Accounts Receivable -
                    Backed Securities VII, a
                    California limited partnership

                                    EXHIBIT E

                         DESIGNATED OBLIGOR DESIGNATION
                      SCHEDULE TO FLEET CAPITAL CORPORATION

                This Designated Obligor Designation Schedule is dated ________________, 19__, and issued pursuant to the Loan and Security Agreement between Fleet Capital Corporation ("Lender") and the undersigned ("Borrower") dated as of March 4, 1996 (as at any time amended, the "Loan Agreement"). Capitalized terms used herein, unless otherwise defined, shall have the meaning set forth in the Loan Agreement.

                Borrower hereby requests that (i) the following named Obligor be deemed a Designated Obligor and (ii) that Borrower Advances to such Designated Obligor treated as Qualified Borrower Advances pursuant to the Loan Agreement :

                Obligor's Full Legal Name:  _________________________

                Obligor's Principal Business Address:  _______________________

                                                       _______________________

                                                       _______________________


                Type of Business Entity:    _________________________

                Closing Date of
                Transaction Documents:      _________________________


                            LIEN PERFECTION CHECKLIST

         1. UCC Assignment Forms with respect to each UCC-1 financing statement naming Borrower as secured party executed "in blank" by Borrower and delivered to Lender? Yes ____ No ____.

         2. UCC-3 Amendment to Lender's UCC-1 financing statements to add Obligor as a Designated Obligor executed by Borrower and delivered to Lender? Yes ____ No ____.

         3. Promissory Note(s) made by Obligor to Borrower's order? Yes ____ No ____.

                  If yes, has each such Promissory Note been delivered to Lender? Yes ____ No ____

         4. Do any Transaction Documents between Borrower and Obligor or any other obligor on the Borrower Advances constitute chattel paper? Yes ____ No ____.

                  If yes, has each original counterpart of the chattel paper been delivered to Lender or inscribed with a legend indicating that it is subject to Lender's Liens? Yes ____ No ____.

         5. Any real estate mortgages, trust deeds, security deeds or other security instruments executed by Obligor or any other obligor on the Borrower Advances in favor of Borrower?
                  Yes ____ No ____.

                  If yes, has a copy of the recorded instrument been delivered to Lender? Yes ____ No ____.

                  If yes, has Borrower or any other obligor on the Borrower Advances executed "in blank" a collateral assignment of such security instrument and delivered same to Lender?
                  Yes ____ No ____.

         6. Are Transaction Documents between Oblitor or any other obligor on the Borrower Advances and Borrower stated to be binding on, and inure to benefit of, the successors and assigns of such parties?
                  Yes ____ No ____.

         7. Has Borrower sold a participation interest in any of the Borrower Advances? Yes ____ No ____.

                  If yes, identity of participant: ____________; amount or percentage of participation interest: ___________; and type of participation interest: _______________.

                  Has participant been made aware in writing that the Borrower Advances to Obligor are subject to Fleet's Liens? Yes ____ No
                  ____.

         8. Has Borrower conveyed any of the Borrower Advances to Obligor or any Accounts owing by any Person to Obligor to CF Funding, the Trust or any other Person under or in connection with the Securitization Documents? Yes ____ No ____.

         Borrower hereby certifies that the information contained herein is true, correct and accurate; and that, to the best of Borrowers knowledge, no Default, Event of Default or Out-of-Formula Condition exists on the date hereof.

         Upon acceptance hereof by Lender, (notice of which acceptance Borrower hereby waives), this Designated Obligor Designation Schedule shall be deemed an amendment of the Loan Agreement for the sole purpose of updating the list of Designated Obligors set forth on EXHIBIT C to the Loan Agreement. Borrower authorizes Lender, in its discretion, to replace the current EXHIBIT C to the Loan Agreement with a substitute EXHIBIT C that reflects the addition of the Designated Obligor(s) identified in this Designated Obligor Designation Schedule, but Lender's failure to do so shall not affect in any way the validity of the Loan Agreement or the amendment of EXHIBIT C thereto that results from Lender's acceptance hereof.

                                         CAPITAL FACTORS, INC.

                                         By:
                                             ----------------------------------

                                         Title:
                                               --------------------------------


              Accepted in Atlanta, Georgia, this ___ day of , 19__.


                                           FLEET CAPITAL CORPORATION


                                         By:
                                             ----------------------------------

                                         Title:
                                               --------------------------------





                                      -3-